POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT THAT I, Kenneth Steben, President, Chief Executive Officer and Chairman of the Board of Directors of Steben & Company, Inc. (“Steben & Company”), intend and hereby do appoint and constitute John H. Grady my true and lawful attorney in fact to execute in my name the registration statement of Seneca Global Fund, L.P. (“Seneca”), on Form S-1, as well as all amendments thereto.

FURTHER, I hereby authorize my aforesaid attorney to execute and deliver any instrument, and to do all things necessary, to carry out the foregoing intent, hereby granting unto my said attorney full power and authority to execute such documents as fully and effectually as I might do if personally present, limited, however, to the purpose for which this power of attorney is executed.

IN WITNESS WHEREOF, I have set my hand hereunto this 11th day of August, 2011.

_/s/ Kenneth Steben_______________________
Kenneth Steben

_/s/ Carl Serger______________
WITNESS
Date: 8/11/2011
Name: Carl Serger